UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 9, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners LLP
488 Madison Avenue, 12th Floor
New York, New York        10022
(Address of principal executive offices)(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Federal Sports & Entertainment, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Information

On April 9, 2010, we filed an amendment to our Articles of Incorporation (the “Amended Articles”) with the Secretary of the State of Nevada, pursuant to which we changed our name from Federal Sports and Entertainment, Inc. to Universal Gold Mining Corp. (“Universal”).

We have changed our name to reflect our plans to refocus our business towards identifying and pursuing opportunities in the gold mining sector.

On March 22, 2010, our Board of Directors approved a 20 for 1 forward stock split (the “Forward Split”) of our common stock, par value $0.001 per share (the “Common Stock”), in the form of a stock dividend.  The record date for this Forward Split is April 19, 2010, the payment and effective date are expected to be on or about April 26, 2010 and the settlement date is expected to be on or about April 29, 2010, subject to FINRA approval.

The Forward Split will entitle each Universal shareholder of record on April 19, 2010 to receive nineteen (19) additional share of Common Stock for each one share owned. Additional shares issued as a result of the Forward Split will be distributed beginning April 26, 2010. Shareholders do not need to exchange existing stock certificates and will receive new certificates reflecting the newly issued shares.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Articles of Incorporation of the Registrant dated April 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Gold Mining Corp.

Date:	April 15, 2010	By:	/s/ David Rector
David Rector, President